UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2019

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	PKI	The New York Stock Exchange
1.875% Notes due 2026	PKI 21A	The New York Stock Exchange
0.600% Notes due 2021	PKI 21B	The New York Stock Exchange
3.300% Notes due 2029	PKI 29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement

On September 17, 2019, PerkinElmer, Inc. (“PerkinElmer”) entered into an unsecured revolving credit facility (the “Credit Agreement”) with PerkinElmer, PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.à r.l. and PerkinElmer Health Sciences B.V. as Borrowers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and an L/C Issuer, the Lenders party thereto and the other L/C Issuers party thereto. JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. acted as Co-Syndication Agents, and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC acted as Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement provides for a $1 billion committed unsecured revolving credit facility available through September 17, 2024.

This Credit Agreement replaces the unsecured revolving credit agreement (the “Prior Credit Agreement”) dated as of August 11, 2016, as amended, among PerkinElmer, Wallac Oy, PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings and PerkinElmer Global Holdings S.à r.l. as Borrowers, JPMorgan Chase Bank, N.A. as Administrative Agent and the lenders from time to time party thereto. The Prior Credit Agreement provided for a $1 billion unsecured revolving credit facility available through the fifth anniversary of the closing date.

Borrowings made pursuant to the Credit Agreement will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either (a) the base rate, as described in the Credit Agreement, or (b) the eurocurrency rate (a publicly published rate), in each case plus a percentage spread based on the credit rating of PerkinElmer’s debt.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including, among others, limitations on PerkinElmer and its subsidiaries with respect to liens, investments, incurrence of indebtedness, disposition of assets, mergers and acquisitions, dividends and distributions, and transactions with affiliates. The Credit Agreement contains a debt-to-capitalization ratio covenant applicable so long as PerkinElmer’s debt is rated Investment Grade (as defined in the Credit Agreement). This covenant is replaced by leverage ratio and interest coverage ratio covenants under certain circumstances. The Credit Agreement also contains customary events of default (with customary grace periods, as applicable). PerkinElmer may use the proceeds of borrowings under the Credit Agreement for working capital, capital expenditures, permitted repurchases of equity and dividends and distributions, permitted acquisitions, payment of fees and expenses incurred in connection with the Credit Agreement and the termination of the Prior Credit Agreement and other general corporate purposes.

PerkinElmer has from time to time had banking relationships with the parties to the Prior Credit Agreement and the Credit Agreement.

The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.     Termination of a Material Definitive Agreement

On September 17, 2019, the Prior Credit Agreement was terminated. The information reported under Item 1.01 “Entry into a Material Definitive Agreement” above is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information reported under Item 1.01 “Entry into a Material Definitive Agreement” above is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of September 17, 2019, among PerkinElmer, Inc., PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.à r.l. and PerkinElmer Health Sciences B.V. as Borrowers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and an L/C Issuer, the Lenders party thereto and the other L/C Issuers party thereto.

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: September 17, 2019	By:	/s/ John L. Healy
John L. Healy Vice President and Associate General Counsel